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                                                                   Exhibit 10.09


     1. The first sentence of Section 10(b) of the Plan is amended and restated in its entirety as follows:

          "(b) Stock Withholding. When a Participant incurs tax liability in connection with the exercise or vesting of any Option, Right or Long-Term Performance Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"); provided however that the Company shall not allow withholding of Shares upon exercise or vesting of any Option, Right or Long-Term Performance Award in an amount which exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes."